As filed with the Securities and Exchange Commission on October 28, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sun Bancorp, Inc. (Exact Name of Registrant as Specified in Its Charter)

New Jersey (State or other jurisdiction of incorporation or organization)	52-1382541 (I.R.S. Employer Identification Number)

350 Fellowship Road, Suite 101
Mount Laurel, New Jersey 08054
(856) 691-7700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patricia M. Schaubeck 350 Fellowship Road, Suite 101 Mount Laurel, New Jersey 08054 (856) 691-7700 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Each Class of	to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Share	Offering Price	Registration Fee
Common Stock, par value $5.00 per share(1)	1,133,144	$18.03	$20,430,587	$2,374.04

(1)	Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 (“Rule 457(c)”). Pursuant to Rule 457(c), an $18.03 proposed maximum offering price per share, a $20,430,587.00 proposed maximum aggregate offering price and a $2,374.04 registration fee were computed with respect to 1,133,144 shares of common stock based on the average of the high and low price reported for the Registrant’s common stock traded on the NASDAQ Global Select Market on October 24, 2014, the second business day prior to the date that this registration statement was first filed. In addition, pursuant to Rule 416 under the Securities Act of 1993, as amended (the “Securities Act”), the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 28, 2014

PROSPECTUS

Sun Bancorp, Inc.

1,133,144 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders (which we refer to as the “Selling Stockholders”) listed under the heading “Selling Stockholders” of up to 1,133,144 shares of common stock of Sun Bancorp, Inc. (which we refer to as “we,” “us,” “our” or the “Company”). The Selling Stockholders may offer the shares from time to time through public or private transactions at market prices prevailing at the time of the sale, at fixed prices, at negotiated prices or at other prices and on such other terms to be determined at the time of the offering and by any means described in this prospectus under “Plan of Distribution.” The registration of these shares does not necessarily mean that the Selling Stockholders will offer or sell all or any of these shares. We will not receive any of the proceeds from the sale of any shares of common stock by the Selling Stockholders, but we will incur expenses in connection with the registration of these shares.

Our common stock is listed and traded on the NASDAQ Global Select Market under the symbol “SNBC.” The last reported sale price on October 27, 2014, was $17.95 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7 of this prospectus and the risk factors that are incorporated into this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our other periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2014.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	4
FORWARD LOOKING STATEMENTS	4
PROSPECTUS SUMMARY	6
RISK FACTORS	7
SELLING STOCKHOLDERS	7
USE OF PROCEEDS	9
DESCRIPTION OF OUR CAPITAL STOCK	9
PLAN OF DISTRIBUTION	11
LEGAL MATTERS	12
EXPERTS	12
WHERE YOU CAN FIND MORE INFORMATION	12
INFORMATION INCORPORATED BY REFERENCE	13

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our” and the “Company” to refer to Sun Bancorp, Inc. and its subsidiaries (unless the context indicates another meaning), and the terms “Bank” and “Sun Bank” mean Sun National Bank and its subsidiaries (unless the context indicates another meaning). This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, the Selling Stockholders may from time to time sell our securities in one or more offerings.

This prospectus provides you with information you should know before making a decision to purchase our securities. From time to time we may file one or more prospectus supplements setting forth additional information. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We have not authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus or the applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you. This prospectus may only be used to sell our securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. Such shares of our securities are only being offered for sale in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front of those documents.

A prospectus supplement, if required, will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds of the offering. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We are including this statement for the purpose of invoking those safe harbor provisions. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “can,” “will,” “should,” “would,” “might” and “could.” These forward-looking statements may include, among other things:

  statements and assumptions relating to financial performance;

  statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;

  statements relating to our business and growth strategies and our regulatory capital levels;

  statements relating to potential sales of our criticized and classified assets; and

  any other statements, projections or assumptions that are not historical facts.

Actual future results may differ materially from our forward-looking statements, and we qualify all forward-looking statements by various risks and uncertainties we face, some of which are beyond our control, as well as the assumptions underlying the statements, including, among others, the following factors:

  the strength of the United States economy in general and particularly the strength of the local economies in which we conduct operations;

  market volatility;

  the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs;

  the overall quality of the composition of our loan and securities portfolios;

  the market for criticized and classified assets that we may sell;

  legislative and regulatory changes, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and impending regulations, changes in banking, securities and tax laws and regulations, and their application by our regulators and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and other coverages;

  the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “FRB”);

  inflation, interest rate, market and monetary fluctuations;

  fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas;

  the effect of and our compliance with the terms of the agreement by and between our wholly owned subsidiary, Sun National Bank and the Office of the Comptroller of the Currency (the “OCC”) dated April 15, 2010 as well as compliance with the individual minimum capital ratios established for the Bank by the OCC;

  the results of examinations of us by the Federal Reserve Bank of Philadelphia and of the Bank by the OCC, including the possibility that the OCC may, among other things, require the Bank to increase its allowance for loan losses or to write-down assets;

  our ability to control operating costs and expenses;

  our ability to manage delinquency rates;

  our ability to retain key members of our senior management team;

  the costs of litigation, including settlements and judgments;

  the increased competitive pressures among financial services companies;

  the timely development of and acceptance of new products and services and the perceived overall value of these products and services by businesses and consumers, including the features, pricing and quality compared to our competitors’ products and services;

  technological changes;

  acquisitions;

  changes in consumer and business spending, borrowing and saving habits and demand for financial services in our market area;

  adverse changes in securities markets;

  the inability of key third-party providers to perform their obligations to us;

  changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies and the Financial Accounting Standards Board;

  war or terrorist activities;

  other economic, competitive, governmental, regulatory and technological factors that affect our operations, pricing, products and services and the other risks described elsewhere herein or in the documents incorporated by reference herein and our other filings with the SEC; and

  our success at managing the risks involved in the foregoing.

Some of these and other factors are discussed under “Risk Factors” and in the documents incorporated by reference herein. The development of any or all of these factors could have an adverse impact on our financial position and results of operations.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference herein or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, unless otherwise required to do so by law or regulation. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements discussed herein or in the documents incorporated by reference herein might not occur, and you should not put undue reliance on any forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our common stock. You should read this entire prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Information Incorporated by Reference” in this prospectus supplement.

Sun Bancorp, Inc.

The Company, a New Jersey corporation, is a bank holding company with its principal executive offices at 350 Fellowship Road, Suite 101, Mt. Laurel, NJ 08054, telephone (856) 691-7700. The Company’s principal subsidiary is the Bank. At June 30, 2014, the Company had total assets of approximately $2.9 billion, total liabilities of approximately $2.7 billion and total shareholders’ equity of approximately $228 million. The Company’s principal business is to serve as a holding company for the Bank. As a registered bank holding company, the Company is subject to the supervision and regulation of the FRB. Through the Bank, the Company provides a comprehensive array of commercial and consumer banking services.

The Offering

Maximum Number of Shares	1,133,144 shares of common stock of Sun Bancorp, Inc.
Outstanding common stock	As of October 22, 2014, there were 18,585,036 shares of common stock outstanding.
Selling Stockholders	The selling stockholders set forth under “Selling Stockholders” are offering shares of common stock pursuant to this prospectus.
Use of Proceeds	We will not receive any proceeds from the sale of common stock by the Selling Stockholders.
Listing	Our common stock is listed on the Nasdaq Global Select Market under the symbol “SNBC.”
Risk Factors	Investing in our common stock involves risks. See “Risk Factors” in this prospectus and the risk factors in the documents we incorporate by reference for a description of the risks you should consider before investing in our common stock.

RISK FACTORS

An investment in our common stock involves risk. Prior to making any investment decision, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2014, any applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein, together with all of the other information appearing in this prospectus or in the applicable prospectus supplement or incorporated by reference into this prospectus in light of their particular investment objectives and financial circumstances3. The risks and uncertainties described in any prospectus supplement and the documents we incorporate by reference into this prospectus are not the only risks and uncertainties we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Forward-Looking Statements.”

SELLING STOCKHOLDERS

This prospectus relates to the possible resale of up to a total of 1,133,144 shares of our common stock, par value $5.00 per share, by the Selling Stockholders listed below and by their direct and indirect transferees. The Selling Stockholders that may offer shares of our common stock pursuant to this prospectus acquired such shares through securities purchase agreements entered into on August 12, 2014. The issuance and sale of the shares was exempt from registration pursuant to Section 4(2) of the Act.

The 1,133,144 shares of common stock referred to above are being registered to permit public sales of the shares, and the Selling Stockholders may offer the shares for resale from time to time pursuant to this prospectus. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions that are exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional Selling Stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the Selling Stockholders and the shares of our common stock offered by them in this prospectus. The Selling Stockholders have not had a material relationship with us within the past three years other than as a result of acquisition of our shares or other securities.

Beneficial ownership is determined in accordance with the rules of the SEC. The Selling Stockholders’ percentage of ownership of our outstanding shares in the table below is based upon 18,585,036 shares of common stock outstanding as of October 22, 2014. The information provided in the table below with respect to the Selling Stockholders has been obtained from the Selling Stockholders.

	Total	Number of		Shares
	Number	Shares of	Shares	Beneficially
	of Shares of	Common stock	Beneficially	Owned
	Common	Offered	Owned After	After
	stock	Pursuant to	the Offering	the Offering
Name and Address of	Held Prior to	this	(Number)	(Percentage)
Stockholder	Offering (1)	Prospectus	(1)(3)	(1)(2)
Bridge Equities III, LLC (4)	858,686	283,286	575,400	3.1%
Endeavour Regional Bank Opportunities
Fund LP (5)	634,141	114,153	350,855	1.9%
Endeavour Regional Bank Opportunities
Fund II LP (5)	634,141	169,133	350,855	1.9%
Iron Road Multi Strategy Fund LP (6)	21,246	21,246	0	*
Mendon Capital Master Fund Ltd. (7)	262,040	262,040	0	*
PRB Investors, L.P. (8)	283,286	283,286	0	*
TOTAL		1,133,144
____________________

*	represents less than 1%.

(1) Under applicable SEC rules, a person is deemed to beneficially own securities which the person as the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security.

(2) As of October 22, 2014, there were 18,585,036 shares of our common stock issued and outstanding. In determining the percent of common stock beneficially owned by a selling stockholder as of October 22, 2014, (a) the numerator is the number of shares of common stock beneficially owned by such selling stockholder (including shares that the holder has the right to acquire within 60 days of October 22, 2014), and (b) the denominator is the sum of (i) the outstanding shares on October 22, 2014, and (ii) the number of shares of common stock which such Selling Stockholders has the right to acquire within 60 days of October 22, 2014.

(3) Represents the amount of shares that will be held by the Selling Stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our common stock beneficially owned by the Selling Stockholders are acquired or are sold prior to completion of this offering by the Selling Stockholders.

(4) Bridge Equities III, LLC (“Bridge Equities”) is the direct owner of 858,686 shares of our common stock. SunBridge Manager, LLC (“SunBridge Manager”) is the managing member of Bridge Equities, and SunBridge Holdings, LLC (“SunBridge Holdings”) is the managing member of SunBridge Manager. Realty Investment Company, Inc. (“Realty Investment”) is the manager of SunBridge Holdings. Christine A. Shreve is the president and principal executive officer of Realty Investment Company. Each of SunBridge Manager, SunBridge Holdings, Realty Investment and Ms. Shreve may be deemed to be beneficial owners of such 858,686 shares held by Bridge Equities. Each of the foregoing disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(5) Endeavour Regional Bank Opportunities Fund L.P. (“Endeavour Fund”) is the direct owner of 278,465 shares of our common stock and Endeavour Regional Bank Opportunities Fund II L.P. (“Endeavour Fund II”) is the direct owner of 241,100 shares of our common stock. Endeavour Capital Management, L.L.C. (“Endeavour Management”) and Endeavour Capital Advisors Inc. (“Endeavour Advisors”) act as general partner and investment advisor to each of Endeavour Fund and Endeavour Fund II, as well as Endeavour Capital Partners L.P., which directly owns 57,308 shares of our common stock, and Endeavour Capital Offshore Fund Ltd., which directly owns 57,268 shares of our common stock. Endeavour Advisors and Endeavour Management, which are controlled by Laurence Austin and Mitchell Katz, exercise voting and investment power over the aggregate 634,141 shares held by such funds. Each of the foregoing may be deemed to be beneficial owners of such 634,141 shares. Each of the foregoing disclaims beneficial ownership of the shares listed except to the extent of their respective pecuniary interest therein.

(6) The general partner of Iron Road Multi-Strategy Fund LP is Iron Road Capital Partners LLC and its investment adviser is RMB Capital Management. Iron Road Capital Partners LLC is owned by RMB Capital Management. RMB Capital Management is wholly-owned by RMB Holdings. Each of the foregoing may be deemed to be beneficial owners of the 21,246 shares of common stock held directly by Iron Road Multi-Strategy Fund LP.

(7) Mendon Capital Master Fund Ltd. is owned by Mendon Capital LLC and Mendon Capital Ltd., and is managed by RMB Mendon Managers LLC and subadvised by RMB Capital Management LLC (“RMB Capital Management”). RMB Mendon Managers LLC is owned by Mendon Capital Advisers Corp. and RMB Capital Management. RMB Capital Management is wholly-owned by RMB Capital Holdings LLC. Each of the foregoing may be deemed to be beneficial owners of the 262,040 shares of common stock held directly by Mendon Capital Master Fund Ltd.

(8) Each of PRB Advisors, L.L.C., Stephen J. Paluszek and Andrew P. Bergman are members of PRB Investors, LP, and may be deemed to be beneficial owners of the 283,286 shares of common stock held directly by PRB Investors, LP. Each of the foregoing disclaims beneficial ownership of the shares listed except to the extent of their respective pecuniary interest therein.

USE OF PROCEEDS

All of the shares offered pursuant to this prospects will be sold by the Selling Stockholders, who will receive all of the proceeds from the sale of the shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the Selling Stockholders covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The rights of our stockholders are governed by the New Jersey Business Corporations Act (the “NJBCA”), our amended and restated certificate of incorporation, as amended (our “certificate of incorporation”), and our amended and restated bylaws (our “bylaws”). The following is a summary of the material provisions of our capital stock and certain provisions of the NJBCA. You should refer to the full text of our certificate of incorporation and bylaws filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our certificate of incorporation provides that we may issue up to 41,000,000 shares of capital stock, consisting of 40,000,000 shares of common stock, $5.00 par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share. As of October 22, 2014, 18,585,036 shares of our common stock are issued and outstanding and no shares of preferred stock are issued and outstanding. Under the NJBCA, our shareholders generally are not personally liable for our debts and obligations solely as a result of their status as shareholders.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. Except as otherwise provided by law, holders of our common stock vote together as a single voting group. Our certificate of incorporation does not provide for cumulative voting for the election of directors. Directors are elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present; holders of a majority of the outstanding shares of our voting stock constitute a quorum. Except as otherwise required by law or with respect to any future class or series of our preferred stock, the holders of our common stock have the sole power to vote for the election of directors and for all other purposes.

Dividend Rights

Subject to the preferential dividend rights of holders of our preferred stock that may be outstanding from time to time, the holders of our common stock are entitled to share ratably on a per share basis in dividends and other distributions, as may be declared by our board of directors out of assets legally available for distribution, when, as and if authorized and declared by our board of directors.

Other Rights

Subject to any preferential liquidation rights of holders of our preferred stock that may be outstanding, the holders of our common stock are entitled to participate ratably on a per share basis in our liquidation, dissolution or winding-up. Shares of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Certain Anti-Takeover Provisions of the New Jersey Business Corporations Act, Our Certificate of Incorporation and Our Bylaws

The New Jersey Business Corporation Act, our certificate of incorporation and our bylaws contain provisions that could serve to discourage or to make more difficult a change in control of the Company without the support of our board of directors or without meeting various other conditions.

Interested Shareholder Provisions. Our certificate of incorporation and the New Jersey Shareholder Protection Act limit our ability to enter into business combination transactions with any interested shareholder for five years following the interested shareholder’s stock acquisition date, unless the board of directors approves the business combination prior to the interested shareholder’s stock acquisition date.

An interested shareholder includes:

  a beneficial owner, directly or indirectly, of 10% or more of our outstanding voting stock;

  an affiliate or associate of the Company who, at any time within the five years prior to the date in question was a beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding stock; or

  an assignee of, or a person who has succeeded to, any shares of voting stock which within the two years prior to the date in question were beneficially owned by any interested shareholder, if the assignment or succession occurred in a transaction not involving a public offering.

In addition, we may not enter into a business combination with an interested shareholder at any time, unless one of the following three conditions is met:

  the board of directors approves the business combination prior to the interested shareholder’s stock acquisition date and the shareholders thereafter approve the transaction in accordance with applicable law;

  the business combination is approved by the affirmative vote of the holders of at least 80% of the outstanding voting stock; or

  the common shareholders and any preferred shareholders receive a fair price in cash as determined by the amended and restated certificate of incorporation and, prior to the business combination completion date, the interested shareholder has not become a beneficial owner of any additional shares of stock of the corporation except through the limited circumstances provided in the amended and restated certificate of incorporation.

These provisions of our amended and restated certificate of incorporation and the New Jersey Shareholder Protection Act and the significant voting control held by our officers and directors could discourage potential takeover attempts.

Number of Directors, Vacancies and Removal. Our certificate of incorporation provides that the number of directors shall be determined in accordance with our bylaws. Our bylaws provide that the number of directors on our board of directors shall be, from time to time, determined by the board of directors but shall at no time be less than two members or more than 25 members.

Our bylaws provide that any vacancies on the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though the number of the remaining directors may be less than a quorum. Our certificate of incorporation provides that directors may be removed with or without cause upon the affirmative vote of the holders of a majority of our outstanding shares of common stock.

Shareholder Meetings; Action by Written Consent. Our certificate of incorporation and our bylaws provide that only the board of directors may call a special meeting of shareholders, and action may be taken by the shareholders by written consent in lieu of a meeting only if all shareholders entitled to vote consent in writing.

Advance Notice of Nominations and Shareholder Business. Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors at annual meetings of our shareholders, other than nominations made by or at the direction of the board of directors.

Preferred Stock. Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights and other terms of such series. Under this authority, our board of directors could create and issue a series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of our capital stock as a result of such holder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or discourage an attempt by, a potential acquirer to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without any action by our stockholders.

Evaluation of Business Combinations. Our certificate of incorporation directs our board to consider various factors when evaluating any business combination or tender or exchange offer, including factors such as the long- and short-term interests of the Company and its shareholders, social and economic effects of entering into any such transaction on the Company’s employees, depositors, customers, creditors and other elements of the communities in which the Company operates or is located, the prospects of the potential transaction counterparty and the competence, experience and integrity of the potential transaction counterparty.

Shareholder Amendments to Certificate of Incorporation and Bylaws. Under our certificate of incorporation, our shareholders may not make, repeal or amend our Bylaws except by the vote of the holders of not less than 80% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. Our certificate of incorporation requires the vote of the holders of not less than 80% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors in order to approve certain amendments to our certificate, including those relating to the ability of shareholders to act by written consent or to call special meetings, cumulative voting, advance notice provisions, business combinations with interested shareholders, evaluation of business combinations and the bylaw and certificate of incorporation amendment provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

PLAN OF DISTRIBUTION

The Selling Stockholders, including their direct and indirect transferees, may offer, sell, transfer or otherwise dispose of the shares of common stock covered by this prospectus from time to time on any stock exchange or quotation service on which the shares are then listed or quoted at the time of the sale, in the over-the-counter market, in privately negotiated transactions or otherwise. The Selling Stockholders may offer, sell, transfer or otherwise dispose of these shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale, and we cannot assure you that the selling stockholders will sell all or any portion of the shares offered hereby by it.

The Selling Stockholders may offer and sell their securities being offered hereby in one or more of the following ways from time to time:

  ordinary brokerage transactions and transactions in which the broker solicits purchases;

  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  “at the market” transactions to or through market makers or into an existing market for our common stock;

  privately negotiated transactions;

  short sales;

  options, swaps or other derivative transactions that may or may not be listed on an exchange;

  distributions to its partners, members, managers, directors, employees, consultants or affiliates;

  through agents on a best-efforts basis; or

  otherwise through a combination of any of the above methods of sale.

The Selling Stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers or dealers may act as principals, or as agents of the Selling Stockholder. Broker-dealers may agree with the Selling Stockholders to sell a specified number of shares of common stock or preferred stock at a stipulated price per share. If a broker-dealer is unable to sell shares acting as agent for the Selling Stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares of common stock or preferred stock as principals may thereafter resell the shares from time to time in transactions on any stock exchange on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

To the extent required under the Securities Act, the names of any agents, underwriters, brokers or dealers and any applicable commission with respect to a particular offering will be set forth in a prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions, commissions or fees from the Selling Stockholders and/or purchasers of the Selling Stockholder’s shares, for which they may act, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Any brokers, dealers or agents that participate in the distribution of shares of common stock or preferred stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions.

We will make copies of this prospectus and/or any prospectus supplement available to the Selling Stockholders and any of their successors in interest for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

The Selling Stockholders and their affiliates may engage in transactions in which the Selling Stockholders and their affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which such Selling Stockholder or its affiliates acts as principal, or as agent for both counterparties in a transaction in which such Selling Stockholder or its affiliate do not act as principal, and may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Such transactions will be conducted only pursuant to an exemption from registration or a market-maker prospectus to the extent available.

The Selling Stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of shares of common stock or preferred stock in the course of hedging the positions they assume with the Selling Stockholder, including, without limitation, in connection with distributions of shares by those broker-dealers. The Selling Stockholders may enter into option or other transactions with broker-dealers that involve the delivery of shares of common stock or preferred stock offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

The Selling Stockholders and other persons participating in the sale or distribution of shares of common stock or preferred stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M; and we have advised the Selling Stockholders that Regulation M may apply. This regulation may limit the timing of purchases and sales of any shares of common stock or preferred stock by the Selling Stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock and preferred stock in the market and to the activities of the Selling Stockholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares of common stock and preferred stock to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and preferred stock and the ability of any person or entity to engage in market-making activities with respect to the securities.

The Selling Stockholders also may sell shares of common stock or preferred stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus supplement, regardless of whether the shares are covered by this prospectus supplement.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Wachtell, Lipton, Rosen & Katz.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and on the investor relations page of our website at http://www.sunnationalbank.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities offered by us. Statements in this prospectus concerning any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities covered by the prospectus and any prospectus supplement:

  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 15, 2013;

  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013 from our Definitive Proxy Statement filed with the SEC on June 4, 2014;

  our Quarterly Reports on Form 10-Q for the periods ended June 30, 2014 and March 31, 2014, filed with the SEC on August 8, 2014, and May 9, 2014, respectively; and

  our Current Reports on Form 8-K, filed with the SEC on October 17, 2014, September 17, 2014, August 22, 2014, August 18, 2014, August 11 2014, July 22, July 18, July 9, July 7 and July 3, 2014.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Upon written or oral request, we will provide—at no cost to the requester—a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make a request by writing to the following address or calling the following telephone number:

Sun Bancorp, Inc.
350 Fellowship Road, Suite 101
Mount Laurel, New Jersey 08054
(856) 691-7700
Attention: Investor Relations

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	2,374
Legal Fees and Expenses	25,000	*
Accounting Fees and Expenses	20,000	*
Miscellaneous	25,000	*
TOTAL	72,374
____________________

*	These fees are estimated for the purposes of this Item and actual expenses may be more or less.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has authority under the New Jersey Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Company’s certificate of incorporation provides that the Company shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. In general, New Jersey law permits a New Jersey corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation’s request in such capacities for another enterprise against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, New Jersey law does not allow for the indemnification of directors and officers adjusted to be liable to the corporation unless and only to the extent that an appropriate court determines that the director or officer is fairly and reasonable entitled to indemnity for such expense. In addition, directors and officers cannot be indemnified if a judgment adverse to him or her establishes that his or her acts or omissions were in breach of his or her duty of loyalty, were not in good faith or involved a knowing violation of law or resulted in receipt by him or her of an improper personal benefit.

The bylaws of the Company require indemnification of directors and officers to the fullest extent permitted by New Jersey law. Further, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the certificate of incorporation.

The foregoing is only a general summary of certain aspects of New Jersey law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made.

ITEM 16. EXHIBITS

The exhibits listed in the accompanying exhibit index are filed or incorporated by reference as part of this registration statement.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A), (B) and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(A) The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(B) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sun Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mt. Laurel, State of New Jersey, October 28, 2014.

Sun Bancorp, Inc.

/s/ Patricia M. Schaubeck
Name:	Patricia M. Schaubeck
Title:	Executive Vice President and
General Counsel

POWER OF ATTORNEY

Each person whose signature appears below, hereby names, constitutes and appoints Thomas M. O’Brien, Thomas R. Brugger and Patricia M. Schaubeck, or any of them, as his or her attorney-in-fact, to sign, in his or her name, place, stead and behalf, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 28, 2014 by the following persons in the capacities with Sun Bancorp, Inc. indicated:

Signature:	Title:
/s/ Thomas M. O’Brien
Thomas M. O’Brien	President and Chief Executive Officer, and Director (Principal
Executive Officer)
/s/ Thomas R. Brugger
Thomas R. Brugger	Executive Vice President and Chief Financial Officer (Principal
Financial Officer)
/s/ Neil Kalani
Neil Kalani	Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)
/s/ Sidney R. Brown
Sidney R. Brown	Director

/s/ Jeffrey S. Brown
Jeffrey S. Brown	Director

/s/ Anthony R. Coscia
Anthony R. Coscia	Director

/s/ F. Clay Creasey
F. Clay Creasey	Director

/s/ Peter Galetto, Jr.
Peter Galetto, Jr.	Director

/s/ Eli Kramer
Eli Kramer	Director

/s/ William J. Marino
William J. Marino	Director

/s/ Philip A. Norcross
Philip A. Norcross	Director

/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.	Director

/s/ Keith Stock
Keith Stock	Director

Exhibit	Description
1.1	Form of Underwriting Agreement (to be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein).

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-3 filed on February 6, 2009 (Registration Number 333-157131)).

3.2	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on July 27, 2011).

3.3	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on August 11, 2014).

3.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on October 24, 2007).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of common stock to be issued by Sun Bancorp, Inc. (including the consent of such counsel).

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

99.1	Power of Attorney (included on signature page to this Registration Statement).